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                                                                    Exhibit 99.1

CONTACT:

                  Richard A. Schweinhart
                  Senior Vice President and Chief Financial Officer
                  (502) 596-7379

                  Richard A. Lechleiter
                  Vice President, Finance,
                  Corporate Controller and Treasurer
                  (502) 596-7734

                    KINDRED HEALTHCARE RECEIVES $14.3 MILLION

                            FROM SALE OF COMMON STOCK

         Louisville, KY (December 11, 2001) - Kindred Healthcare, Inc. (the "Company") (NASDAQ: KIND) today announced that the underwriters for its recent equity offering have exercised their over-allotment option for 327,035 shares of its common stock priced at $46.00 per share. Credit Suisse First Boston Corporation and Goldman, Sachs & Co. acted as co-lead managers and UBS Warburg LLC, J.P. Morgan Securities, Inc. and Lehman Brothers Inc. acted as co-managers in the offering.

         Net proceeds received by the Company from the exercise of the over-allotment option will be used to repay outstanding borrowings under the Company's senior secured notes due 2008.

         Kindred Healthcare is a national provider of long-term healthcare services primarily operating nursing centers and hospitals in 43 states.